As filed with the Securities and Exchange Commission on June 29, 1999.
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)

               Florida                                     59-2787476
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

      3890 Steve Reynolds Blvd.                               30093
          Norcross, Georgia                                (Zip Code)
   (Address of principal executive
              offices)

           Novoste Corporation Non-Employee Director Stock Option Plan
                            (Full title of the plan)

                               WILLIAM A. HAWKINS
                      Chief Executive Officer and President
                               Novoste Corporation
                            3890 Steve Reynolds Blvd.
                             Norcross, Georgia 30093
                     (Name and address of agent for service)

                                 (770) 717-0904
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                Proposed        Proposed
                                                 maximum         maximum
                                                offering        aggregate
 Title of securities to      Amount to be       price per       offering        Amount of
      be registered           registered        share(1)        price(1)     registration fee
----------------------------------------------------------------------------------------------
Common Stock,
$.01 par value             100,000 shares(2)     $20.99        $2,099,000        $583.52
==============================================================================================

----------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of (i) 10,000 shares underlying outstanding options under the Non-Employee Director Stock Option Plan at a weighted average exercise price of $20.94 per share and
(ii) the 90,000 balance of shares reserved for issuance under the Non-Employee Director Stock Option Plan at an average aggregate offering price of $21.00 per share, as computed based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system on The Nasdaq Stock Market as of June 25, 1999.

(2) Consists of 100,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Non-Employee Director Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

      *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-48823) are incorporated by reference in this Registration Statement including, without limitation, the Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended March 31, 1999.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 28th day of June, 1999.

                                        NOVOSTE CORPORATION


                                        By: /s/ William A. Hawkins
                                           -------------------------------------
                                             William A. Hawkins
                                             Chief  Executive Officer
                                             and President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Hawkins and David N. Gill, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.

Signature                            Title                       Date
---------                            -----                       ----

/s/ William A. Hawkins               Chief Executive Officer,    June 28, 1999
-----------------------------------  President and Director
    William A. Hawkins               (Principal Executive
                                     Officer)

/s/ David N. Gill                    Chief Operating Officer     June 24, 1999
-----------------------------------  and Chief Financial
    David N. Gill                    Officer (Principal
                                     Financial and Accounting
                                     Officer)

/s/ Thomas D. Weldon                 Chairman of the Board and   June 24, 1999
-----------------------------------  Director
    Thomas D. Weldon

/s/ Norman R. Weldon                 Director                    June 23, 1999
-----------------------------------
    Norman R. Weldon, Ph.D.

/s/ Charles E. Larsen                Director                    June 24, 1999
-----------------------------------
    Charles E. Larsen

/s/ Donald C. Harrison               Director                    June 25, 1999
-----------------------------------
    Donald C. Harrison

/s/ J. Stephen Holmes                Director                    June 25, 1999
-----------------------------------
    J. Stephen Holmes

/s/ Pieter J. Schiller               Director                    June 24 , 1999
-----------------------------------
    Pieter J. Schiller

/s/ Stephen I. Shapiro               Director                    June 23, 1999
-----------------------------------
    Stephen I. Shapiro

/s/ William E. Whitmer               Director                    June 24, 1999
-----------------------------------
    William E. Whitmer

                                INDEX TO EXHIBITS

Exhibit
   No.                          Description
   ---                          -----------

 4.1        Copy  of  the  Registrant's   Non-Employee  Director Stock
            Option Plan.

  5         Opinion of Epstein Becker & Green, P.C.

 23(a)      Consent of Ernst & Young LLP.

 23(b) Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

 24 Power of Attorney (included in signature page of 24 this Registration Statement).